EXHIBIT 24

POWER OF ATTORNEY

        We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the "Corporation"), hereby severally constitute Janet M. Link and Gregory O. Ogunsanya our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 31, 2022 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereto, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Exchange Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ Donald Allan, Jr.	President and Chief Executive Officer, Director	February 23, 2023
Donald Allan, Jr.

/s/ Andrea J. Ayers	Director	February 23, 2023
Andrea J. Ayers

/s/ Patrick D. Campbell	Director	February 23, 2023
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 23, 2023
Carlos M. Cardoso

/s/ Robert B. Coutts	Director	February 23, 2023
Robert B. Coutts

/s/ Debra A. Crew	Director	February 23, 2023
Debra A. Crew

/s/ Michael D. Hankin	Director	February 23, 2023
Michael D. Hankin

/s/ Robert J. Manning	Director	February 23, 2023
Robert J. Manning

/s/ Adrian V. Mitchell	Director	February 23, 2023
Adrian V. Mitchell

/s/ Jane M. Palmieri	Director	February 23, 2023
Jane M. Palmieri

/s/ Mojdeh Poul	Director	February 23, 2023
Mojdeh Poul

/s/ Irving Tan	Director	February 23, 2023
Irving Tan